UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2016

Brilliant Acquisition, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55377	47-3002566
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

780 Reservoir Avenue #123 Cranston, RI	02910
(address of principal executive offices)	(zip code)

401-641-0405
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 12, 2016, Thomas DeNunzio of 780 Reservoir Avenue, #123, Cranston, RI 02910, the sole shareholder of Brilliant Acquisition, Inc. (the “Registrant” or “Company”), entered into a Share Purchase Agreement (the “Agreement”) with e-Learning Laboratory Co., Ltd., with an address at 1-23-38-6F, Esakacho, Suita-shi, Osaka 564-0063 Japan. Pursuant to the Agreement, Mr. DeNunzio transferred to e-Learning Laboratory Co., Ltd., 20,000,000 shares of our common stock which represents all of our issued and outstanding shares in consideration of $34,900.

The description of the material terms of the aforementioned Agreement included in Items 5.01 and 5.02 of this Form 8-K is incorporated by reference into this Item.

Item 5.01 Change in Control of Registrant.

On January 12, 2016, Mr. DeNunzio, the sole shareholder of Brilliant Acquisition, Inc., consummated a sale of 20,000,000 shares of our common stock to e-Learning Laboratory Co., Ltd., for an aggregate purchase price of $34,900. Following the closing of the share purchase transaction, e-Learning Laboratory Co., Ltd., owns a 100% interest in the issued and outstanding shares of our common stock. E-Learning Laboratory Co., Ltd., is the controlling shareholder of Brilliant Acquisition, Inc. Commensurate with the closing, Brilliant Acquisition, Inc. filed with the Delaware Secretary of State, a Certificate of Amendment to change the name of Registrant to Exceed World, Inc.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On January 12, 2016, Mr. Thomas DeNunzio resigned as our Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer, such resignation of which is to be effective ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On January 12, 2016, Mr. Tomoo Yoshida was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer, to hold such office ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

Mr. Tomoo Yoshida, Age 52 - Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer

Background of Mr. Tomoo Yoshida

Mr. Tomoo Yoshida graduated from the Osaka University of Commerce in 1986. Upon graduation that same year Mr. Yoshida took a position in car sales with Toyota Corolla Nankai Co. Ltd., at which he remained for a period of eight years. In 1997 Mr. Yoshida incorporated Dipro Data Service Co., Ltd. and concurrently with his Managerial role at the Company he also acted as an IT support consultant. Mr. Yoshida left both of the aforementioned positions after five years with the Company and in 2002 he incorporated e-Learning Laboratory Co., Ltd. which offers educational services. Mr. Yoshida is the President of e-Learning Laboratory and remains as such today.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments at Brilliant Acquisition, Inc.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 12, 2016, the Company’s Board of Directors approved to change the name of the Company from “Brilliant Acquisition, Inc.” to Exceed World, Inc.”

The name change was also approved by a majority shareholder vote without conducting a shareholders’ meeting as permitted by the Delaware Corporation Act.

On January 12, 2016, We filed a Certificate of Amendment with the Delaware Secretary of State. The effective date of the name change shall be upon the acceptance of the Certificate of Amendment with the Secretary of State of the State of Delaware. The Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

A. None

B. Exhibits

NUMBER	EXHIBIT

3.1	Certificate of Amendment of Certificate of Incorporation
10.1	Share Purchase Agreement between Thomas DeNunzio and e-Learning Laboratory Co., Ltd., dated January 12, 2016.
10.2	Officer and Director Resignation Letter
99.1	Written Consent by the Shareholders of Brilliant Acquisition Inc. to change name to Exceed World, Inc.
99.2	Unanimous Written Consent by the Board of Directors of Brilliant Acquisition, Inc. approving name change to Exceed World, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Brilliant ACQUISITION, INC.

Dated: January 12, 2016	/s/ Thomas DeNunzio
Thomas DeNunzio
Chief Executive Officer